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EXHIBIT 99.6(b)

Consent of Dechert Price & Rhoads

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                    [LETTERHEAD OF DECHERT PRICE & RHOADS]



                                 August 10, 1998


Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92660


                   Re: Registration Statement for Interests in the Pacific Select Exec Separate Account of Pacific Life Insurance Company under M's Versatile Product Flexible Premium Variable Life Insurance Policies


Dear Gentlepersons:

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus comprising a part of the above-referenced Registration Statement.

                                             Very truly yours,

                                             /s/ DECHERT PRICE & RHOADS
                                             Dechert Price & Rhoads